Exhibit 10.2

AMENDING AGREEMENT NO. 6

MEMORANDUM OF AGREEMENT made as of the 5th day of March, 2008,

B E T W E E N:

AVISCAR INC.,

a corporation incorporated under the laws of Canada,

(hereinafter referred to as “Avis General Partner”),

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BUDGETCAR INC.,

a corporation existing under the laws of Canada,

(hereinafter referred to as “Budget General Partner”),

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BNY TRUST COMPANY OF CANADA,

a trust company incorporated under the laws of Canada and registered to carry on the business of a trust company in each of the provinces of Canada, in its capacity as trustee of STARS TRUST, a trust established under the laws of the Province of Ontario,

(hereinafter referred to as “STARS Limited Partner”),

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MONTREAL TRUST COMPANY OF CANADA,

a trust company incorporated under the laws of Canada and registered to carry on the business of a trust company in each of the provinces in Canada, in its capacity as trustee of BAY STREET FUNDING TRUST, a trust established under the laws of the Province of Ontario,

(hereinafter called the “Bay Street Limited Partner”).

WHEREAS the Avis General Partner, the Budget General Partner, the STARS Limited Partner and the Bay Street Limited Partner have entered into a fourth amended and restated limited partnership agreement made as of the 20th day of April, 2005, as amended by amending agreements between the parties dated October 11, 2005, July 7, 2006, December 11, 2006, November 21, 2007 and February 12, 2008 (collectively, the “Limited Partnership Agreement”);

AND WHEREAS the Avis General Partner, the Budget General Partner, the STARS Limited Partner and the Bay Street Limited Partner wish to amend the Limited Partnership Agreement;

NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of the premises and covenants and agreements of the parties herein contained and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged by each of the parties), the parties hereby covenant and agree as follows:

1.	Interpretation

(a)	All words and expressions defined in the Limited Partnership Agreement and not otherwise defined in this Agreement have the respective meanings specified in the Limited Partnership Agreement.

(b)	Section headings are for convenience only.

2.	Amendments to the Limited Partnership

2.1	Section 1.1 of the Limited Partnership Agreement is hereby amended as follows:

(a)	by adding the following defined terms in their proper alphabetical order:

“ “Cash Collateral Account” has the meaning ascribed thereto in Section 3.10(a)(C);”;

“ “DBRS Maximum Limited Partners’ Funded Amount” means, at any time, the sum of the Aggregate Partnership Program Vehicle Amount, the Aggregate Partnership Non-program Vehicle Amount, the Aggregate Receivables Amount, the Letter of Credit Amount, any Non-restricted Cash and the balance in the Principal Funding Account, in each case, at such time;”;

“ “Funded Assets” means, on any date, the sum of (i) the Current Book Values of the Partnership Non-program Vehicles (other than a Partnership Non-program Vehicle in respect of which a Partnership Vehicle Receivable is outstanding) less the aggregate amounts owing to Manufacturers by the Partnership in respect of such Partnership Non-program Vehicles on such date, (ii) the Current Book Values of the Partnership Program Vehicles and the Program Negotiation Vehicles (other than any Partnership Program Vehicles or Program Negotiation Vehicles in respect of which a Partnership Vehicle Receivable is outstanding) less the aggregate amounts owing to Manufacturers by the Partnership in respect of such Partnership Program Vehicles or Program Negotiation Vehicles on such date, (iii) the aggregate amount of Partnership Vehicle Receivables owing by a Manufacturer, Approved Dealer, auction house or other Person, (iv) the amount of any Non-restricted Cash, and (v) the balance in the Principal Funding Account, in each case, on such date;”;

“ “L/C Provider” means JPMorgan Chase Bank, N.A., Bank of Montreal, The Bank of Nova Scotia or such other provider(s) as may be approved by the Limited Partners and the Rating Agency from time to time;”;

“ “Letter of Credit” means an irrevocable letter of credit issued by an L/C Provider on behalf of one or more of the General Partners and for the benefit of the Partnership and delivered by or on behalf of the General Partners to the Limited Partners on behalf of the

Partnership from time to time pursuant to the terms hereof and, for greater certainty, excludes any Letter of Credit that has expired pursuant to Section 3.10(a)(i), been terminated pursuant to Section 3.10(a)(ii) or in respect of which the related L/C Provider has been downgraded under Section 3.10(a)(iii) or the second last paragraph of Section 3.10(a), in each case, such exclusion only applies immediately after actions have been taken, in all cases, pursuant to Section 3.10(a)(A), 3.10(a)(B) or 3.10(a)(C);”;

“ “Letter of Credit Amount” means, on any date, the aggregate amount available to be drawn on such date under the Letters of Credit, as specified therein, plus if the Cash Collateral Account has been established and funded, the amount on deposit in the Cash Collateral Account on such date;”;

“ “Moody’s Aggregate Partnership Non-program Vehicle Amount” means, on any date, 76.9% of the sum of the Current Book Values of the Partnership Non-program Vehicles manufactured by each Manufacturer on such date (other than a Partnership Non-program Vehicle in respect of which a Partnership Vehicle Receivable is outstanding) after deducting from the sum of such Current Book Values the aggregate amounts owing to such Manufacturers by the Partnership in respect of such Partnership Non-program Vehicles on such date;”;

“ “Moody’s Aggregate Partnership Program Vehicle Amount” means, on any date, 72.5% of the sum of the Current Book Values of the Partnership Program Vehicles and the Program Negotiation Vehicles manufactured by each Eligible Manufacturer rated less than Baa3 by Moody’s on such date (other than any Program Negotiation Vehicles or Partnership Program Vehicles in respect of which a Partnership Vehicle Receivable is outstanding) after deducting from the sum of such Current Book Values the aggregate amounts owing to such Manufacturers by the Partnership in respect of such Partnership Program Vehicles and Program Negotiation Vehicles on such date;”; and

“ “Moody’s Maximum Limited Partners’ Funded Amount”“ means, at any time, the sum of the Moody’s Aggregate Partnership Program Vehicle Amount, the Moody’s Aggregate Partnership Non-program Vehicle Amount, the Letter of Credit Amount, any Non-restricted Cash and the balance in the Principal Funding Account, in each case, at such time;”.

(b)	by deleting the terms “Aggregate Partnership Non-program Vehicle Amount” and “Aggregate Partnership Program Vehicle Amount” in their entirety and substituting the following therefor, respectively:

“ “Aggregate Partnership Non-program Vehicle Amount” means, on any date, the sum of the products of the individual Partnership Non-program Vehicle Percentages on such date and the sum of the Current Book Values of the Partnership Non-program Vehicles manufactured by each such Manufacturer on such date (other than a Partnership Non-program Vehicle in respect of which a Partnership Vehicle Receivable is outstanding) after deducting from the sum of such Current Book Values the aggregate amounts owing to such Manufacturers by the Partnership in respect of such Partnership Non-program Vehicles on such date;” and

“ “Aggregate Partnership Program Vehicle Amount” means, on any date, the sum of the products of the individual Eligible Manufacturer Percentages on such date and the sum of the Current Book Values of the Partnership Program Vehicles and the Program Negotiation Vehicles manufactured by each such Eligible Manufacturer on such date (other than any Program Negotiation Vehicles or Partnership Program Vehicles in respect of which a Partnership Vehicle Receivable is outstanding) after deducting from the sum of such Current Book Values the aggregate amounts owing to such Manufacturers by the Partnership in respect of such Partnership Program Vehicles and Program Negotiation Vehicles on such date;”.

(c)	by deleting the defined term “Aggregate Payables Amount” in its entirety.

(d)	by deleting the defined term “DBRS” in its entirety and substituting the following therefor:

“ “DBRS” means DBRS Limited and its successors;”.

(e)	by deleting the defined term “Eligible Institution” in its entirety and substituting the following therefor:

“ “Eligible Institution” means a depositary institution which at all times (a) has either (i) a long-term unsecured debt rating of at least AA (low) or an equivalent rating from DBRS, and P-1 or an equivalent rating from Moody’s, (ii) a short-term rating of at least R-1 (middle) or an equivalent rating from DBRS, and a rating of P-1 or an equivalent rating from Moody’s, or (iii) been approved by the Rating Agency, or (b) has its obligations with respect to the relevant matter guaranteed by an institution with either of the ratings referred to in (a)(i) or (ii);”.

(f)	by deleting the defined term “Eligible Investments” in its entirety and substituting the following therefor:

“ “Eligible Investments” means book-based securities, negotiable instruments or securities maturing not later than the Business Day preceding the next succeeding Remittance Date after such date represented by instruments in bearer or registered form which evidence any of:

(a)	direct obligations of, or obligations fully guaranteed as to the timely payment of principal and interest by, the Government of Canada;

(b)	direct obligations of, or obligations fully guaranteed as to the timely payment of principal and interest by, the government of a province of Canada;

(c)

direct obligations of, or obligations fully guaranteed as to the timely payment of principal and interest by banks or trust companies chartered or licensed under the laws of Canada or any province thereof which bank or trust company has a short-term debt rating of at least R-1 (middle) or an equivalent rating from DBRS, and a rating of P-1 or an equivalent rating from Moody’s;

(d)	commercial paper and any other securities having, at the time of the investment or contractual commitment to invest therein, a rating of at least R-1 (middle) or an equivalent rating from DBRS, and a rating of P-1 or an equivalent rating from Moody’s;

(e)	notes issued and bankers’ acceptances accepted by, overnight repurchase agreements with and call loans to, any bank or trust company referred to in (c) above;

(f)	term deposits with an entity, the short-term debt or deposits of which have a rating of at least R-1 (middle) or an equivalent rating from DBRS, and a rating of P-1 or an equivalent rating from Moody’s; and

(g)	any other class of investments approved in writing by the Rating Agency (other than those set out in (a) to (f) above),

provided, however, that the aggregate amount of Eligible Investments that may be represented by the securities of any single issuer (other than obligations of or fully guaranteed by the Government of Canada) shall not exceed the greater of (i) $1,000,000 and (ii) 10% of total Eligible Investments. For greater certainty, if otherwise qualified in accordance with the foregoing clauses of this definition, securities of a Limited Partner, a Securitization Agent, Bank of Montreal, The Bank of Nova Scotia and any Affiliate of the foregoing are Eligible Investments;”.

(g)	by deleting the defined term “Maximum Limited Partners’ Funded Amount” in its entirety and substituting the following therefor:

“ “Maximum Limited Partners’ Funded Amount” means, at any time, the lesser of the DBRS Maximum Limited Partners’ Funded Amount and the Moody’s Maximum Limited Partners’ Funded Amount, in each case, at such time;”.

(h)	by deleting the words “the Rating Agency” where they appear in the definitions of “Eligible Manufacturer Percentage” and “Partnership Vehicle Receivable Percentage” and replacing those words with “DBRS”.

(i)	by deleting the defined term “Rating Agency” in its entirety and substituting the following therefor:

“ “Rating Agency” means DBRS and Moody’s and its successors and, at any particular time after the date hereof, may include any other nationally recognized credit rating agency or agencies then authorized by the STARS Securitization Agent or the Bay Street Securitization Agent to rate securities issued by the relevant Limited Partner;”.

(j)	by deleting the defined term “Temporary GP Contributions” in its entirety and substituting the following therefor:

“ “Temporary GP Contributions” means amounts contributed to the Partnership by a General Partner on a temporary basis from time to time pending Capital Calls to fund the purchase of Partnership Vehicles up to but not in excess of the Original Book Value of such Vehicles and not contributed to allow (i) the aggregate balance of the Limited Partners’ Capital Account for the Limited Partners to be less than or equal to the Maximum Limited Partners’ Funded Amount, or (ii) the Maximum Limited Partners’ Funded Amount to be less than or equal to the product of (x) the Funded Assets, and (y) 0.97;”.

2.2	Section 2.7(k) of the Limited Partnership Agreement is hereby amended by deleting it in its entirety and substituting the following therefor:

“Insurance. The casualty loss and third party liability insurance carried by each General Partner in respect of its business, business premises and Vehicles is as described in Schedule F and also provides for notice from the applicable insurer to the Partnership with a copy to each Limited Partner in the event of any coverage lapse or pending lapse. Such insurance is provided by third party underwriters whose claims paying ability or similar measure is rated not lower than A (low) (or such lower rating as may be approved by the Rating Agency) or the equivalent by as many of DBRS, S&P, Moody’s and Best’s as rate it or, if such ability or other measure is not rated by at least one of DBRS, S&P, Moody’s and Best’s, whose profitability ranking has the highest rating from T.R.A.C. Insurance Services Ltd. Each General Partner self insures against the first $1,000,000 of claims relating to third party liability and collisions, has at its own expense made such self insurance available to the Partnership and has taken adequate reserves in respect of such self insurance.”.

2.3	Section 2.8 of the Limited Partnership Agreement is hereby amended by adding the following subsection (i) at the end of such Section:

“(i) Notice to Moody’s. The Avis General Partner shall notify Moody’s in the event that the aggregate of the outstanding Notes and Bonds issued by the Limited Partners to fund their related Funded Amounts when taken together with the funding obtained by the Limited Partners under Liquidity Agreements is at any time less than $50,000,000.”

2.4	Section 3.3(c) of the Limited Partnership Agreement is hereby amended by deleting it in its entirety and substituting the following therefor:

“(c) With respect to any Capital Call made pursuant to Section 3.3(a), either General Partner shall make, simultaneously with the payment from the Limited Partners, a capital contribution by way of immediately available funds deposited to the Vehicle Account, in such amount that, after giving effect to all such capital contributions and the use of proceeds thereof and any increase in the Letter of Credit Amount, (i) the aggregate balance of the Limited Partners’ Capital Accounts for the Limited Partners (calculated on the assumption that all Net Income of the Partnership up to the particular time has been allocated to the Partners at such time), excluding any capital contributed by the Limited Partners pursuant to Section 4.8, shall be less than or equal to the Maximum Limited Partners’ Funded Amount and (ii) the Maximum Limited Partners’ Funded Amount shall be less than or equal to the product of (x) the Funded Assets, and (y) 0.97. If a General Partner would be entitled to have repaid to it a Temporary GP Contribution or a PNV Excess at a time when such General Partner would be obligated to make a capital contribution pursuant to this subsection 3.3(c), such General Partner may credit its Temporary GP Contribution or PNV Excess against the capital contribution that it would otherwise be obligated to make.”.

2.5	Section 3.3(e) of the Limited Partnership Agreement is hereby amended by deleting such section in its entirety and substituting therefor the following:

“(e) Each General Partner covenants and agrees to contribute at all times up to and including the day of occurrence of a Trigger Event, but not after such day, sufficient capital to the Partnership from time to time by way of additional capital contribution and/or causing the Letter of Credit Amount to be increased, as the case may be, so that (i) the aggregate balance of the Limited Partners’ Capital Accounts for the Limited Partners (calculated on the assumption that all Net Income of the Partnership up to the particular time has been allocated to the Partners at such time), excluding any capital contributed by the Limited Partners pursuant to Section 4.8, shall be less than or equal to the Maximum Limited Partners’ Funded Amount, and (ii) the Maximum Limited Partners’ Funded Amount shall be less than or equal to the product of (x) the Funded Assets, and (y) 0.97.”.

2.6	Section 3.3(f) of the Limited Partnership Agreement is hereby amended by deleting such section in its entirety and substituting therefore the following:

“(f) If (i) any distribution or distributions are made to the Limited Partners in any Remittance Period pursuant to paragraph 4.7(b)(vi) and (ii) no Trigger Event has occurred and is continuing, on the next occurring Remittance Date after such Remittance Period, the General Partners may make a Capital Call on the Limited Partners (such Capital Call, as between the Limited Partners, to be effected in accordance with subsection 3.3(a)) for an amount equal to the amount that would have been distributed to the General Partners pursuant to paragraph 4.7(b)(vi) had the amount of such distribution or distributions been made to all Partners pro rata according to their respective Funded Amounts at the time of such distribution or distributions (the “Payout Excess”) and the proceeds may be used to distribute to the General Partners an amount equal to the Payout Excess, provided that following such distribution to the General Partners (i) the aggregate balance of the Limited Partners’ Capital Accounts for the Limited Partners shall be less than or equal to the Maximum Limited Partners’ Funded Amount and (ii) the Maximum Limited Partners’ Funded Amount shall be less than or equal to the product of (x) the Funded Assets, and (y) 0.97.”.

2.7	Section 3.4 of the Limited Partnership Agreement is hereby amended by deleting the last sentence of such Section and replacing it with the following:

“The General Partners shall be responsible for all costs and expenses associated with all such Hedging Transactions and the counterparty to all such Hedging Transactions shall have a long-term debt rating of at least AA (low) or an equivalent rating from DBRS, P-1 or an equivalent rating from Moody’s or an equivalent rating from S&P or such lower rating as the Rating Agency may approve.”

2.8	Section 3.5(b)(i) of the Limited Partnership Agreement is hereby deleted in its entirety and the following is substituted therefor:

“(i) the cash and other consideration that has been contributed pursuant hereto by such General Partner to the Partnership as capital at or prior to such time, including capital contributions credited to a General Partner as consideration for sales made by such General Partner pursuant to a Licensee Vehicle Assignment Agreement or capital contributions represented by amounts drawn under Letters of Credit.”.

2.9	Section 3.5(c) of the Limited Partnership Agreement is hereby deleted in its entirety and the following is substituted therefor:

“(c) As used herein, “Limited Partner’s Capital Account” means, for each Limited Partner at any time, the amount, if any, by which the aggregate of:

(i) the cash that has been contributed pursuant hereto by such Limited Partner to the Partnership as capital at or prior to such time, plus

(ii) any amount allocated to such Limited Partner from Net Income in respect of any Settlement Period at or prior to that time, plus

(iii) any amount by which the aggregate of the amounts by which each General Partner’s Capital Account is reduced at or prior to such time as set out in Section 3.5(b)(v),

exceeds the aggregate of

(iv) the cash that has been distributed to such Limited Partner at or prior to such time including any amount drawn down under a Letter of Credit pursuant to subsection 8.2(a)(v) which has been used to repay Notes and/or Bonds of such Limited Partner, plus,

(v) the portion of any amount allocated to such Limited Partner from Net Loss in respect of any Settlement Period at or prior to such time;

and “Limited Partners’ Capital Accounts” means the Limited Partner’s Capital Accounts for all Limited Partners.”.

2.10	A new Section is 3.10 is hereby added to the Limited Partnership Agreement as follows:

“3.10	Letter of Credit

(a)	If,

(i) prior to the date which is 30 days prior to the scheduled expiration date of a Letter of Credit, such Letter of Credit shall not have been extended; or,

(ii) either Limited Partner or either General Partner receives notice from an L/C Provider of an unscheduled termination of a Letter of Credit and there shall have not been appointed a replacement L/C Provider who has issued or will issue, prior to the termination of such Letter of Credit, a Letter of Credit having a term that extends beyond such date of termination; or,

(iii) at any time, the rating of the long-term debt obligations of an L/C Provider is reduced below AA (low) by DBRS or P-1 by Moody’s, or if an L/C Provider is not then rated by DBRS and Moody’s, the rating of the short-term debt obligations of such L/C Provider is reduced below A-1 by S&P;

the General Partners shall, within 15 Business Days following any such occurrence (but, in the case of receipt of notice of an unscheduled termination under clause (ii) above, in no event later than 5 Business Days prior to the pending termination date of the affected Letter(s) of Credit),

(A)	cause such Letter of Credit (or, in the case of clause (iii) above, all of the Letters of Credit issued by such L/C Provider) to be replaced with one or more irrevocable letters of credit issued by one or more L/C Providers with an aggregate stated amount not less than the lesser of (1) the aggregate undrawn stated amount of the affected Letter(s) of Credit or (2) the amount necessary to cause (i) the aggregate balance of the Limited Partners’ Capital Accounts for the Limited Partners (calculated on the assumption that all Net Income of the Partnership up to the particular time has been allocated to the Partners at such time), excluding any capital contributed by the Limited Partners pursuant to Section 4.8, to be less than or equal to the Maximum Limited Partners’ Funded Amount and (ii) the Maximum Limited Partners’ Funded Amount to be less than or equal to the product of (x) the Funded Assets, and (y) 0.97, after the issuance of such replacement Letter(s) of Credit, or make any other arrangement satisfactory to the Limited Partners, the Rating Agency and each of the Securitization Agents;

(B)	as an additional capital contribution, deposit into the Vehicle Account and pay to the Limited Partners, as a return of capital, an amount equal to the lesser of (1) the aggregate undrawn stated

amount of the affected Letter(s) of Credit or (2) the amount necessary to cause (i) the aggregate balance of the Limited Partners’ Capital Accounts for the Limited Partners (calculated on the assumption that all Net Income of the Partnership up to the particular time has been allocated to the Partners at such time), excluding any capital contributed by the Limited Partners pursuant to Section 4.8, to be less than or equal to the Maximum Limited Partners’ Funded Amount and (ii) the Maximum Limited Partners’ Funded Amount to be less than or equal to the product of (x) the Funded Assets, and (y) 0.97, after such deposit and payment; or

(C)	notify the Limited Partners that they do not intend to replace such Letter(s) of Credit pursuant to (A) above or to provide such deposit to the Vehicle Account pursuant to (B) above (which notice shall be deemed to have been given to the Limited Partners if the General Partners have not replaced such Letter(s) of Credit pursuant to (A) above or provided such deposit to the Vehicle Account pursuant to (B) above within 15 Business Days of the relevant occurrence), in which case the Partnership shall cause draws to be made under the affected Letter(s) of Credit in an aggregate amount equal to the lesser of (1) the aggregate undrawn stated amount of the affected Letter(s) of Credit or (2) the amount necessary to cause (i) the aggregate balance of the Limited Partners’ Capital Accounts for the Limited Partners (calculated on the assumption that all Net Income of the Partnership up to the particular time has been allocated to the Partners at such time), excluding any capital contributed by the Limited Partners pursuant to Section 4.8, to be less than or equal to the Maximum Limited Partners’ Funded Amount and (ii) the Maximum Limited Partners’ Funded Amount to be less than or equal to the product of (x) the Funded Assets, and (y) 0.97, after such draw(s) and, if and to the extent received, deposit such amount into a deposit account established in the name of the Partnership at an Eligible Institution and known as the “Cash Collateral Account”;

provided, however, in the event that at any time the long-term debt obligations of an L/C Provider are no longer rated or are rated below A by DBRS or P-1 by Moody’s, or, if an L/C Provider is not then rated by DBRS and Moody’s, the short-term debt obligations of such L/C Provider are rated A-1 by S&P, the General Partners shall promptly notify the Limited Partners or the Limited Partners may notify the General Partners, of same and the Partnership shall cause a draw to be made under the affected Letter(s) of Credit in an amount equal to the lesser of (1) the aggregate undrawn stated amount of the affected Letter(s) of Credit or (2) the amount necessary to cause (i) the aggregate balance of the Limited Partners’ Capital Accounts for the Limited Partners (calculated on the assumption that all Net Income of the Partnership up to the particular time has been allocated to the Partners at such time), excluding any capital contributed by the Limited Partners pursuant to Section 4.8, to be less than or equal to the Maximum Limited Partners’ Funded Amount and (ii) the Maximum Limited Partners’ Funded Amount to be less than or equal to the product of (x) the Funded Assets, and (y) 0.97, after such draw(s) and, if and to the extent received, deposit the amount of such drawing into the Cash Collateral Account. The General Partners shall provide the Rating Agency with written notice of the occurrence of any event set out in Section 3.10(a)(i) or (ii).

The General Partners shall have the right to, from time to time, withdraw funds from the Cash Collateral Account, reduce the aggregate stated amount of a Letter of Credit or cancel and return a Letter of Credit to the applicable L/C Provider provided that, in each case, the General Partners prior thereto or simultaneously therewith demonstrate to the Limited Partners, to the reasonable satisfaction of the Limited Partners, that after giving effect thereto (i) the aggregate balance of the Limited Partners’ Capital Accounts for the Limited Partners (calculated on the assumption that all Net Income of the Partnership up to the particular time has been allocated to the Partners at such time), excluding any capital contributed by the Limited Partners pursuant to Section 4.8, is less than or equal to the Maximum Limited Partners’ Funded Amount and (ii) the Maximum Limited Partners’ Funded Amount is less than or equal to the product of (x) the Funded Assets, and (y) 0.97.

(b)	Funds on deposit in the Cash Collateral Account shall be invested by the General Partners in Eligible Investments from time to time, but always in a manner that will result in such investments maturing so that such funds will be available for withdrawal on or prior to the next following Remittance Date. The General Partners shall hold possession of the negotiable instruments or securities, if any, evidencing such investments. On each Settlement Date, all interest and earnings (net of losses and investment expenses) accrued since the preceding Settlement Date on funds on deposit in the Cash Collateral Account shall be paid to the General Partners. For purposes of determining the availability of funds or the balances in the Cash Collateral Account for any reason, all investment earnings on such funds shall be deemed not to be available or on deposit.

(c)	Upon the earliest to occur of (i) the termination of this Agreement and (ii) the day on which the Limited Partner’s Capital Account for each Limited Partner is equal to zero and no further obligation exists for the Limited Partners to make capital contributions hereunder, the General Partners may withdraw from the Cash Collateral Account all amounts on deposit therein and deposit such amounts into the Vehicle Account.

(d)	Unless the context requires otherwise, any reference in this Agreement to a draw under a Letter of Credit shall be deemed to refer to a withdrawal from the Cash Collateral Account when so applicable.

(e)	Any amount deposited into the Cash Collateral Account in accordance with this Section 3.10 or drawn down and distributed in accordance with Section 8.2(a)(v) will be recognized as an additional capital contribution by the General Partner on behalf of whom the related Letters of Credit were issued.”.

2.11	Section 4.7(b)(vii)(E) of the Limited Partnership Agreement is hereby deleted in its entirety and the following is substituted therefor:

“(E) fifth, provided that each of the Deficit Bond Accumulation Amount and the Deficit Controlled Amortization Amount is equal to zero, if the General Partners determine, acting reasonably, that some or all of the balance of the cash in the Vehicle Account will not be required to fund the purchase of Vehicles required to be paid for in the Settlement Period in which the Remittance Date occurs, the amount of such cash as allocated between the General Partners by the General Partners shall be paid to each General Partner as a return of capital to the extent that such payment would not result in (i) the aggregate balance of the Limited Partners’ Capital Accounts for the Limited Partners (calculated on the assumption that all Net Income of the Partnership up to the particular time has been allocated to the Partners at such time), excluding any capital contribution by the Limited Partners pursuant to Section 4.8, to be less than or equal to the Maximum Limited Partners’ Funded Amount or (ii) the Maximum Limited Partners’ Funded Amount to be less than or equal to the product of (x) the Funded Assets, and (y) 0.97.

2.12	Section 5.3(f)(i) of the Limited Partnership Agreement is hereby deleted in its entirety and the following is substituted therefor:

“(i)	cash and Eligible Investments, the Letter(s) of Credit, the Rental Account, the Vehicle Account, the VAT Account and the Cash Collateral Account,”.

2.13	Section 5.4(c) of the Limited Partnership Agreement is hereby deleted in its entirety and the following is substituted therefor:

“(c) When and to the extent the General Partners make a Capital Call for the purpose of funding the purchase of Program Negotiation Vehicles, each of them shall ensure that after giving effect to such Capital Call and any increase in the Letter of Credit Amount relating thereto, (i) the aggregate balance of the Limited Partners’ Capital Accounts for the Limited Partners (calculated on the assumption that all Net Income of the Partnership up to the particular time has been allocated to the Partners at such time), excluding any capital contributed by the Limited Partners pursuant to Section 4.8, shall be less than or equal to the Maximum Limited Partners’ Funded Amount, and (ii) the Maximum Limited Partners’ Funded Amount is less than or equal to the product of (x) the Funded Assets, and (y) 0.97.”.

2.14	Section 8.1 of the Limited Partnership Agreement is hereby amended by deleting subsections (k) and (l) thereto and replacing them with the following:

“(k) any Notes that are rated by DBRS or Moody’s being rated lower than R-1 (high) or its equivalent by DBRS or P-1 or its equivalent by Moody’s, respectively, or the STARS Securitization Agent or the Bay Street Securitization Agent giving notice in writing to the General Partners that the Rating Agency has given notice to it or the relevant Limited Partner that, unless the Partnership or the ownership by such Limited Partner of its Limited Partnership Interest is terminated, the Rating Agency will reduce the rating on any Notes below R-1 (high) or its equivalent (in the case of DBRS) or P-1 or its equivalent (in the case of Moody’s);

(l) any series of Bonds that are rated by DBRS or Moody’s being rated lower than AAA or its equivalent by DBRS or Aaa or its equivalent by Moody’s, respectively, or the STARS Securitization Agent or the Bay Street Securitization Agent giving notice in writing to the General Partners that the Rating Agency has given notice to it or the relevant Limited Partner that, unless the Partnership or the ownership by such Limited Partner of its Limited Partnership Interest is terminated, the Rating Agency will reduce the rating on any series of Bonds below AAA or its equivalent (in the case of DBRS) or Aaa or its equivalent (in the case of Moody’s);”.

2.15	Section 8.1 of the Limited Partnership Agreement is hereby amended by adding a new subsection 8.1(p):

“(p) unless (i) the inclusion of such Letter(s) of Credit in the calculation of the Letter of Credit Amount is not necessary for (A) the aggregate balance of the Limited Partners’ Capital Accounts for the Limited Partners (calculated on the assumption that all Net Income of the Partnership up to the particular time has been allocated to the Partners at such time), excluding any capital contributed by the Limited Partners pursuant to Section 4.8, to be less than or equal to the Maximum Limited Partners’ Funded Amount, or (B) the Maximum Limited Partners’ Funded Amount to be less than or equal to the product of (x) the Funded Assets, and (y) 0.97, (ii) the Cash Collateral Account shall have previously been funded if, and to the full extent, required pursuant to the terms of Section 3.10, or (iii) substitute credit enhancement acceptable to each of the Securitization Agents and the Rating Agency in an amount equal to the undrawn face amount of such Letter(s) of Credit shall have been obtained, (X) a Letter of Credit shall not be in full force and effect or shall be otherwise unenforceable, or (Y) any applicable L/C Provider shall have become subject to any of the circumstances or proceedings referred to in paragraphs (i) or (j) above (i.e., as if references to a General Partner in such paragraphs were references to the L/C Provider), or shall have repudiated or otherwise disclaimed liability under such Letter of Credit, and in the case of the occurrence of either (X) or (Y) above, no Letter of Credit or substitute credit enhancement acceptable to the Limited Partners and the Rating Agency shall have been obtained within the time period provided for in Section 3.10 (or, if no time period is provided in Section 3.10 for such event or occurrence, within 15 Business Days after the General Partners have received written notice from a Limited Partner of such event or occurrence).”.

2.16	A new Section 8.2(a)(v) is hereby added to the Limited Partnership Agreement as follows:

“(v) the Partnership shall be entitled to draw down, at any time, the Letter of Credit Amount under the Letter(s) of Credit, in full, any such drawn amounts shall be distributed to the Limited Partners pro rata based on the Limited Partner’s Funded Amounts and shall be used by the Limited Partners to repay Notes and/or Bonds.”.

2.17	Section 8.3(a) of the Limited Partnership Agreement is hereby amended by deleting the first sentence of that section in its entirety and substituting the following therefor:

“If a Trigger Event under subsection (b), (c), (d), (e), (f), (g), (h), (i), (j), (k), (l), (m), (n) or (p) of Section 8.1 has occurred and is continuing, and if the General Partners have not exercised their rights under Section 8.4, either Limited Partner shall be entitled to appoint an additional general partner to the Partnership (the “Additional General Partner”) who shall serve in addition to the General Partners; provided, however, that at no time shall there be more than one Additional General Partner appointed”.

2.18	Section 8.5(b)(iii) of the Limited Partnership Agreement is hereby deleted in its entirety and the following is substituted therefor:

“(iii) third, to pay to each General Partner as a return of capital an amount equal to any Temporary GP Contributions for such General Partner which have not been previously repaid, if and to the extent that after payments pursuant to this Section 8.5(b)(iii) have been made (i) the aggregate balance of the Limited Partners’ Capital Accounts for the Limited Partners will be less than or equal to the Maximum Limited Partners’ Funded Amount, and (ii) the Maximum Limited Partners’ Funded Amount will be less than or equal to the product of (x) the Funded Assets, and (y) 0.97;”.

2.19	Section 8.5(b)(iv) of the Limited Partnership Agreement is hereby deleted in its entirety and the following is substituted therefor:

“(iv) fourth, to pay to each General Partner as a return of capital an amount equal to any Payout Excess or PNV Excess for such General Partner which has not been previously repaid, if and to the extent that after payments pursuant to this Section 8.5(b)(iv) have been made (i) the aggregate balance of the Limited Partners’ Capital Accounts for the Limited Partners will be less than or equal to the Maximum Limited Partners’ Funded Amount, and (ii) the Maximum Limited Partners’ Funded Amount will be less than or equal to the product of (x) the Funded Assets, and (y) 0.97;”.

2.20	Section 10.4(e) of the Limited Partnership Agreement is hereby deleted in its entirety and the following is substituted therefor:

“(e)	and if to the Rating Agency :

(i)	in the case of DBRS:

DBRS Tower

181 University Avenue

Suite 700

Toronto, ON M5H 3M7

Attention:	Managing Director, Canadian Structured Finance
Fax No.:	(416) 593-5904

(ii)	in the case of Moody’s:

Moody’s Investor Service

7 World Trade Centre at 250 Greenwich Street

New York, NY 10007

Attention:	ABS/RMBS Monitoring Department, 25th Floor
Fax No.:	(212) 298-7139

2.21	The Limited Partnership Agreement is hereby amended by deleting Schedule D to the Limited Partnership Agreement in its entirety and replacing it with Schedule D annexed hereto.

3.	Other Documents

Any reference to the Limited Partnership Agreement made in any documents delivered pursuant thereto or in connection therewith shall be deemed to refer to the Limited Partnership Agreement as amended or supplemented from time to time.

4.	Miscellaneous

(a)	With the exception of the foregoing amendments, the Limited Partnership Agreement shall continue in full force and effect, unamended.

(b)	This Agreement shall enure to the benefit of and be binding upon the parties, their successors and any permitted assigns.

(c)	This Agreement may be executed in one or more counterparts each of which shall be deemed an original and all of which when taken together, shall constitute one and the same instrument.

(d)	None of the rights or obligations hereunder shall be assignable or transferable by any party without the prior written consent of the other party.

(e)	This Agreement shall be governed and construed in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein.

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IN WITNESS WHEREOF, the parties hereto have cause this Agreement to be executed by their authorizes signatories thereunto duly authorized, as of the date first above written.

AVISCAR INC.

By:	/s/ David Calabria
Name:	David Calabria
Title:	Assistant Treasurer

By:
Name:
Title:

BUDGETCAR INC.

By:	/s/ Rochelle Tarlowe
Name:	Rochelle Tarlowe
Title:	Treasurer

By:
Name:
Title:

BNY TRUST COMPANY OF CANADA, as trustee of STARS TRUST (with liability limited to the assets of STARS Trust) by its Securitization Agent, BMO NESBITT BURNS INC.

By:	/s/ Christopher Romano
Name:	Christopher Romano
Title:	Managing Director

By:	/s/ Terry J. Ritchie
Name:	Terry Ritchie
Title:	Managing Director

MONTREAL TRUST COMPANY OF CANADA, as trustee of BAY STREET FUNDING TRUST (with liability limited to the assets of Bay Street Funding Trust) by its administrator, SCOTIA CAPITAL INC.

By:	/s/ Douglas Noe
Name:	Douglas Noe
Title:	Director, Structured Finance

By:
Name:
Title:

The undersigned hereby acknowledges notice of and consents to the foregoing amendments to the Limited Partnership Agreement.

DATED this 5th day of March, 2008.

AVIS BUDGET CAR RENTAL, LLC

by	/s/ David Calabria
Name:	David Calabria
Title:	Assistant Treasurer

SCHEDULE D

FORM OF SETTLEMENT REPORT